UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 4, 2008, The Company received written notification from Nasdaq that the Company was no longer in compliance with Marketplace Rule 4350(c), which addresses independent director requirements.  In order to meet the requirements of this rule the Company must maintain a board which is comprised of a majority of independent directors. The current board composition reflects four independent and four non-independent directors.

However, consistent with Marketplace Rule 4350(c) (1), Nasdaq will provide the company a cure period in order to regain compliance as follows:
•	Until the earlier of the Company’s next annual shareholders’ meeting or November 6, 2009; or
•	If the next annual shareholders’ meeting is held before May 5, 2009, then the Company must evidence compliance no later than May 5, 2009.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

In order to comply with Marketplace Rule 4803(a), the Company will also issue a press release disclosing receipt of the Nasdaq letter and the Nasdaq rules upon which it was based.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

99.1           Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

December 9, 2008	By:	/s/ John E. Oxendine
John E. Oxendine Chief Executive Officer